Smartsheet Inc. Announces Second Quarter Fiscal Year 2021 Results

•Second quarter total revenue grew 41% year over year to $91.2 million
•Second quarter net operating cash flow was negative $1.3 million, net free cash flow was negative $4.4 million

BELLEVUE, Wash. - September 2, 2020 - Smartsheet Inc. (NYSE: SMAR), the enterprise platform for dynamic work, today announced financial results for its second fiscal quarter ended July 31, 2020.

"These results are a reflection of the stabilization we are seeing in the marketplace," said Mark Mader, President and CEO of Smartsheet. "We’re confident in the value of our offerings, the investments we’re making in our future, and our growing opportunity to help enterprises adapt to a reality that demands rapid transformation."

Second Quarter Fiscal 2021 Financial Highlights

•Revenue: Total revenue was $91.2 million, an increase of 41% year over year. Subscription revenue was $83.6 million, an increase of 43% year over year. Professional services revenue was $7.6 million, an increase of 20% year over year.

•Operating Loss: GAAP operating loss was $26.7 million, or 29% of total revenue, compared to GAAP operating loss of $20.9 million, or 32% of total revenue, in the second quarter of fiscal 2020. Non-GAAP operating loss was $7.4 million, or 8% of total revenue, compared to non-GAAP operating loss of $10.8 million, or 17% of total revenue, in the second quarter of fiscal 2020.

•Net Loss: GAAP net loss was $26.6 million, compared to GAAP net loss of $19.1 million in the second quarter of fiscal 2020. GAAP net loss per share was $0.22, compared to GAAP net loss per share of $0.17 in the second quarter of fiscal 2020. Non-GAAP net loss was $7.2 million, compared to non-GAAP net loss of $9.0 million in the second quarter of fiscal 2020. Non-GAAP net loss per share was $0.06, compared to non-GAAP net loss per share of $0.08 in the second quarter of fiscal 2020.

•Cash Flow: Net operating cash flow was negative $1.3 million, compared to net operating cash flow of negative $2.7 million in the second quarter of fiscal 2020. Net free cash flow was negative $4.4 million, compared to negative $7.3 million in the second quarter of fiscal 2020.

Second Quarter Fiscal 2021 Business Highlights

•The number of all customers with annualized contract values ("ACV") of $5,000 or more grew to 10,049, an increase of 31% year over year
•The number of all customers with ACV of $50,000 or more grew to 1,131, an increase of 78% year over year
•The number of all customers with ACV of $100,000 or more grew to 433, an increase of 92% year over year
•Average ACV per domain-based customer increased to $4,156, an increase of 40% year over year
•Dollar-based net retention rate was 128%

The section titled "Use of Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Business Metrics" contains definitions of certain non-financial metrics provided within this earnings release.

Financial Outlook

For the third quarter of fiscal 2021, the Company currently expects:
•Total revenue of $94.0 million to $95.0 million, representing year-over-year growth of 31% to 33%
•Calculated billings of $104.0 million to $106.0 million, representing year-over-year growth of 25% to 27%
•Non-GAAP operating loss of $28.0 million to $26.0 million
•Non-GAAP net loss per share of $0.23 to $0.22, assuming basic and diluted weighted average shares outstanding of approximately 120.5 million
•Net free cash flow of negative $10 million to negative $8 million

For the full fiscal year 2021, the Company currently expects:
•Total revenue of $367.0 million to $373.0 million, representing year-over-year growth of 35% to 38%
•Non-GAAP operating loss of $66.0 million to $60.0 million
•Non-GAAP net loss per share of $0.54 to $0.49, assuming basic and diluted weighted average shares outstanding of approximately 120.0 million
•Net free cash flow of at least negative $30 million

On August 24, 2020, the Company announced its agreement to acquire Brandfolder, Inc. ("Brandfolder"). We expect to pay approximately $155 million for the acquisition, consisting of approximately $124 million in cash and $31 million in common stock, $5 million of which is subject to vesting conditions. For purposes of Smartsheet's guidance for the remainder of fiscal 2021, we are including the expected results of Brandfolder with an assumption that the transaction will close as expected in September 2020.

We have not reconciled net free cash flow guidance to net cash from operating activities because we do not provide guidance on the reconciling items between net cash from operating activities and net free cash flow, due to the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our net free cash flow. Accordingly, a reconciliation of net cash from operating activities to net free cash flow is not available without unreasonable effort. We do not provide reconciliation of calculated billings guidance as its components are solely revenue and deferred revenue, and guidance for revenue is already provided.

Conference Call Information

Smartsheet will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time on September 2, 2020. A live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company's website at: https://investors.smartsheet.com. The conference call can also be accessed by dialing (877) 274-9243, or +1 (647) 689-5417 (outside of the US). The conference ID is 4630988. A replay of the call via webcast will be available at https://investors.smartsheet.com or by dialing (800) 585-8367 or +1 (416) 621-4642 (outside of the US). The dial-in replay will be available until the end of day on September 9, 2020. The webcast replay will be available for one year.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the third fiscal quarter ending October 31, 2020 and the full fiscal year ending January 31, 2021, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.
Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “continue,” “could,” “potential,” “remain,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: the impact of the COVID-19 pandemic, our ability to achieve future growth and sustain our growth rate, our ability to attract and retain customers and increase sales to our customers, our ability to develop and release new products and services and to scale our platform, our ability to increase adoption of our platform through our self-service model, our ability to maintain and grow our relationships with strategic partners, the highly competitive and rapidly evolving market in which we participate, our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions, and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended July 31, 2020 to be filed with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We define non-GAAP operating and net loss as GAAP operating and net loss excluding share-based compensation expense, amortization of acquisition-related intangible assets, and one-time costs associated with mergers and acquisitions. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
We use the non-GAAP financial measure of net free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software) and principal payments on finance lease obligations. We believe net free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business and to make acquisitions. Net free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of net free cash flow as compared to net cash from operating activities, including that net free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
We define calculated billings as total revenue plus the change in deferred revenue in the period. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as an indicator of future subscription revenue.
Definitions of Business Metrics
Average ACV per domain-based customer

We define average ACV per domain-based customer as total outstanding ACV for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date. We define domain-based customers as organizations with a unique email domain name.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ACV from the cohort of all customers as of the 12 months prior to such period end, or Prior Period ACV. We then calculate the ACV from these same customers as of the current period end, or Current Period ACV. Current Period ACV includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total Current Period ACV by the total Prior Period ACV to arrive at the dollar-based net retention rate.

About Smartsheet

Smartsheet (NYSE: SMAR) is the enterprise platform for dynamic work. By aligning people and technology so organizations can move faster and drive innovation, Smartsheet enables its millions of users to achieve more. Visit www.smartsheet.com to learn more.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at
https://investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Revenue
Subscription	$83,622	$58,315	$160,785	$108,636
Professional services	7,600	6,329	15,924	12,202
Total revenue	91,222	64,644	176,709	120,838
Cost of revenue
Subscription	12,696	7,982	24,477	14,183
Professional services	6,322	4,683	12,982	8,967
Total cost of revenue	19,018	12,665	37,459	23,150
Gross profit	72,204	51,979	139,250	97,688
Operating expenses
Research and development	28,089	22,210	54,080	42,448
Sales and marketing	53,779	39,260	108,562	74,673
General and administrative	17,046	11,457	32,142	22,397
Total operating expenses	98,914	72,927	194,784	139,518
Loss from operations	(26,710)	(20,948)	(55,534)	(41,830)
Interest income	92	2,114	1,419	3,263
Other income (expense), net	134	(319)	(80)	(431)
Loss before income tax provision (benefit)	(26,484)	(19,153)	(54,195)	(38,998)
Income tax provision (benefit)	75	(39)	148	(74)
Net loss and comprehensive loss	$(26,559)	$(19,114)	$(54,343)	$(38,924)
Net loss per share attributable to common shareholders, basic and diluted	$(0.22)	$(0.17)	$(0.46)	$(0.36)
Weighted-average shares outstanding used to compute net loss per share attributable to common shareholders, basic and diluted	119,921	111,557	119,400	108,626

Share-based compensation expense included in the condensed consolidated statements of operations and comprehensive loss was as follows (in thousands, unaudited):

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019

Cost of subscription revenue	$1,113	$356	$2,008	$591
Cost of professional services revenue	566	298	999	515
Research and development	6,199	3,317	11,327	5,589
Sales and marketing	6,738	3,276	11,844	5,385
General and administrative	3,544	1,839	6,400	3,303
Total share-based compensation expense*	$18,160	$9,086	$32,578	$15,383
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

SMARTSHEET INC.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	July 31, 2020	January 31, 2020
Assets
Current assets
Cash and cash equivalents	$545,975	$515,924
Short-term investments	—	50,532
Accounts receivable, net of allowances of $4,114 and $2,989, respectively	54,663	56,863
Prepaid expenses and other current assets	9,969	7,643
Total current assets	610,607	630,962
Restricted cash	659	865
Deferred commissions	51,736	48,255
Property and equipment, net	27,220	26,981
Operating lease right-of-use assets	65,046	57,590
Intangible assets, net	13,456	15,155
Goodwill	16,497	16,497
Other long-term assets	3,662	1,409
Total assets	$788,883	$797,714
Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$1,524	$7,720
Accrued compensation and related benefits	24,654	39,635
Other accrued liabilities	11,106	12,428
Operating lease liabilities, current	14,116	13,020
Finance lease liabilities, current	1,916	2,465
Deferred revenue	168,566	157,972
Total current liabilities	221,882	233,240
Operating lease liabilities, non-current	54,982	47,913
Finance lease liabilities, non-current	866	1,664
Deferred revenue, non-current	692	837
Other long-term liabilities	4,736	—
Total liabilities	283,158	283,654
Shareholders’ equity
Preferred stock, no par value; 10,000,000 shares authorized, no shares issued or outstanding as of July 31, 2020 and January 31, 2020	—	—
Class A common stock, no par value; 500,000,000 shares authorized, 120,286,340 shares issued and outstanding as of July 31, 2020; 500,000,000 shares authorized, 118,194,159 shares issued and outstanding as of January 31, 2020	—	—
Class B common stock, no par value; 500,000,000 shares authorized, no shares issued and outstanding as of July 31, 2020; 500,000,000 shares authorized, no shares issued and outstanding as of January 31, 2020	—	—
Additional paid-in capital	816,526	770,518
Accumulated deficit	(310,801)	(256,458)
Total shareholders’ equity	505,725	514,060
Total liabilities and shareholders’ equity	$788,883	$797,714

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2020	2019
Cash flows from operating activities
Net loss	$(54,343)	$(38,924)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	32,468	15,383
Depreciation and amortization of property and equipment	5,926	5,022
Amortization of deferred commission costs	14,076	8,423
Unrealized foreign currency (gain) loss	(9)	286
Amortization of intangible assets	1,699	1,060
Non-cash operating lease costs	5,613	3,668
Changes in operating assets and liabilities:
Accounts receivable	2,301	(9,310)
Prepaid expenses and other current assets	(2,273)	(6,324)
Other long-term assets	(2,041)	(198)
Accounts payable	(6,127)	(2,099)
Other accrued liabilities	(567)	3,970
Accrued compensation and related benefits	(14,912)	(701)
Deferred commissions	(17,557)	(15,024)
Other long-term liabilities	4,736	(1,003)
Deferred revenue	10,448	26,704
Operating lease liabilities	(5,041)	(2,810)
Net cash used in operating activities	(25,603)	(11,877)
Cash flows from investing activities
Proceeds from early termination of short-term investments	50,532	—
Purchases of short-term investments	—	(50,000)
Purchases of property and equipment	(1,989)	(3,085)
Capitalized internal-use software development costs	(3,711)	(3,397)
Payments for business acquisitions, net of cash acquired	(956)	(26,839)
Net cash provided by (used in) investing activities	43,876	(83,321)
Cash flows from financing activities
Proceeds from follow-on offering of common stock, net of underwriters' discounts and commissions	—	379,828
Payments on principal of finance leases	(1,347)	(2,042)
Payments of deferred offerings costs	(59)	(706)
Proceeds from exercise of stock options	7,465	9,738
Shares withheld related to net share settlement of restricted stock units	(1,470)	—
Proceeds from Employee Stock Purchase Plan	7,049	4,991
Net cash provided by financing activities	11,638	391,809
Effects of changes in foreign currency exchange rates on cash, cash equivalents, and restricted cash	45	(216)
Net increase in cash, cash equivalents, and restricted cash	29,956	296,395
Beginning of period	516,789	215,705
End of period	$546,745	$512,100

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

Supplemental disclosures
Cash paid for interest	$84	$118
Cash paid for income taxes	71	121
Purchases of fixed assets under finance leases	—	1,682
Right-of-use assets obtained in exchange for new operating lease liabilities	13,069	—
Accrued purchases of property and equipment (including internal-use software)	819	906
Deferred offering costs, accrued but not yet paid	—	164
Share-based compensation expense capitalized in internal-use software development costs	897	421

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss and operating margin

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019

	(dollars in thousands)
Loss from operations	$(26,710)	$(20,948)	$(55,534)	$(41,830)
Add:
Share-based compensation expense*	18,160	9,086	32,578	15,383
Amortization of acquisition-related intangible assets	845	845	1,689	1,045
One-time acquisition costs	334	197	342	527
Non-GAAP operating loss	$(7,371)	$(10,820)	$(20,925)	$(24,875)

Operating margin	(29)%	(32)%	(31)%	(35)%
Non-GAAP operating margin	(8)%	(17)%	(12)%	(21)%
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

Reconciliation from GAAP to non-GAAP net loss

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019

	(in thousands)
Net loss	$(26,559)	$(19,114)	$(54,343)	$(38,924)
Add:
Share-based compensation expense*	18,160	9,086	32,578	15,383
Amortization of acquisition-related intangible assets	845	845	1,689	1,045
One-time acquisition costs	334	197	342	527
Non-GAAP net loss	$(7,220)	$(8,986)	$(19,734)	$(21,969)
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

Anti-dilutive shares (in thousands)

	July 31,
	2020	2019
Shares subject to outstanding common stock awards	13,103	13,348
Shares issuable pursuant to the 2018 Employee Stock Purchase Plan	145	116
Total potentially dilutive shares	13,248	13,464

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from net operating cash flow to net free cash flow

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019

	(in thousands)
Net cash used in operating activities	$(1,318)	$(2,691)	$(25,603)	$(11,877)
Less:
Purchases of property and equipment	(971)	(1,747)	(1,989)	(3,085)
Capitalized internal-use software development costs	(1,467)	(1,844)	(3,711)	(3,397)
Payments on principal of finance leases	(667)	(1,028)	(1,347)	(2,042)
Free cash flow	$(4,423)	$(7,310)	$(32,650)	$(20,401)

Reconciliation from revenue to calculated billings

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019

	(in thousands)
Total revenue	$91,222	$64,644	$176,709	$120,838
Add:
Deferred revenue (end of period)	169,258	123,867	169,258	123,867
Less:
Deferred revenue (beginning of period)	163,214	109,061	158,809	96,133
Calculated billings	$97,266	$79,450	$187,158	$148,572

Reconciliation from GAAP to non-GAAP operating loss guidance

	Q3 FY 2021		FY 2021
	Low	High	Low	High

	(in millions)
Loss from operations	$(56.3)	$(53.8)	$(157.3)	$(150.8)
Add:
Share-based compensation expense*	25.0	25.0	83.0	83.0
Amortization of acquisition-related intangible assets	1.8	1.8	6.3	6.3
One-time costs of acquisition	1.5	1.0	2.0	1.5
Non-GAAP operating loss	$(28.0)	$(26.0)	$(66.0)	$(60.0)
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP net loss guidance

	Q3 FY 2021		FY 2021
	Low	High	Low	High

	(in millions)
Net loss	$(56.3)	$(53.8)	$(156.3)	$(149.8)
Add:
Share-based compensation expense*	25.0	25.0	83.0	83.0
Amortization of acquisition-related intangible assets	1.8	1.8	6.3	6.3
One-time costs of acquisition	1.5	1.0	2.0	1.5
Non-GAAP net loss	$(28.0)	$(26.0)	$(65.0)	$(59.0)
*Includes amortization related to share-based compensation that was capitalized in internal-use software and other assets in previous periods.

Source: Smartsheet Inc.

Smartsheet Inc.
Investor Relations Contact
Aaron Turner
investorrelations@smartsheet.com

Media Contact
Lindsay Bleier
pr@smartsheet.com